Exhibit 99.1
HCSG Reports Third Quarter Results
Exceeds Revenue, Earnings and Cash Flow Expectations

•Revenue of $464.3 million, an 8.5% increase over the prior year.
•Net income and diluted EPS of $43.0 million and $0.59; includes $0.361 benefit primarily related to the Employee Retention Credit (ERC).
•Cash flow from operations and cash flow from operations, excluding the change in payroll accrual, of $71.3 million and $87.1 million; includes $31.8 million benefit related to the ERC.
•Share repurchases of $27.3 million under previously announced $50.0 million, 12-month share repurchase plan.

BENSALEM, PA--(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended September 30, 2025.

Ted Wahl, Chief Executive Officer, stated, “We delivered strong third quarter results - marked by year-over-year and sequential increases in revenue, earnings, and cash flow - and we have carried that positive momentum into the fourth quarter. New client wins and high retention rates drove our topline growth, and our field-based teams' operational excellence led to quality service outcomes and consistent margins. Cash collection trends remain positive and our balance sheet is strong. We are confident that continuing to execute on our strategic priorities, supported by our robust business fundamentals, will enable us to drive growth, while delivering sustainable, profitable results.”

Third Quarter Results

•Revenue was reported at $464.3 million, an 8.5% increase over the prior year.
◦Segment revenues for Environmental and Dietary Services were reported at $211.8 million and $252.5 million, respectively.
•Cost of services was reported at $367.9 million or 79.2%.
◦Cost of services includes a $31.5 million or 6.8% benefit, primarily related to the ERC of $34.2 million or 7.4%, partially offset by the previously announced Genesis charge of $2.7 million or 0.6%.
◦The Company’s goal is to manage the cost of services in the 86% range.
•SG&A was reported at $50.5 million. After adjusting for the $3.7 million increase in deferred compensation, SG&A was $46.8 million or 10.1%.
◦SG&A includes $2.1 million or 0.5% of professional fees related to the ERC.
◦The Company expects to manage SG&A in the 9.5% to 10.5% range in the near term, with the longer term goal of managing those costs into the 8.5% to 9.5% range.
•Segment margins for Environmental and Dietary Services were reported at 10.7% and 5.1%, respectively.
◦Segment margin for Environmental Services includes $1.2 million or 0.6% related to the previously announced Genesis charge. Segment margin for Dietary Services includes $1.5 million or 0.6% related to the previously announced Genesis charge.
•Other income was reported at $11.4 million. After adjusting for the $3.7 million increase in deferred compensation, other income was $7.7 million.
◦Other income includes $5.3 million of interest income related to the ERC.
•Net income and diluted EPS were reported at $43.0 million and $0.59.
◦Diluted EPS includes a $0.361 benefit, primarily related to the ERC of $0.392, partially offset by the previously announced Genesis charge of $0.033.
•Cash flow from operations was reported at $71.3 million. After adjusting for the $15.8 million decrease in the payroll accrual, cash flow from operations was $87.1 million.

Exhibit 99.1
◦Cash flow from operations includes a $31.8 million benefit related to the ERC.
1,2,3
Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash flow from operating activities, cash and cash equivalents, and its revolving credit facility. As of the end of the third quarter, the Company had cash and marketable securities of $207.5 million and a $500.0 million credit facility, inclusive of its $200.0 million accordion.

Share Repurchases

In July 2025, the Company announced its plan to accelerate the pace of its share buybacks and repurchase $50.0 million of its common stock through June 2026. In the third quarter, the Company repurchased $27.3 million of its common stock, bringing the total year-to-date repurchases to $42.0 million. The Company has 3.1 million shares remaining under its February 2023 share repurchase authorization.

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, October 22, 2025, at 8:30 a.m. Eastern Time to discuss its results for the three months ended September 30, 2025. The call may be accessed via phone at 1 (800) 715-9871, Conference ID: 9951274. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

The Company will be attending and presenting at the UBS Global Healthcare Conference on November 11, 2025 at the PGA National Resort in Palm Beach Gardens, FL. The Company will also be attending and presenting at the 8th Annual Evercore Healthcare Conference on December 3, 2025 in Coral Gables, FL.

About Healthcare Services Group, Inc.

Healthcare Services Group (NASDAQ: HCSG) is a leader in managing housekeeping, laundry, dining, and nutritional services within the healthcare industry. With nearly 50 years of experience, HCSG aims to provide improved operational, regulatory, and financial outcomes for our clients.

1 ERC benefit (credit plus interest, net of professional fees) of $37.5M, less previously reported Genesis charge of $2.7M totaling $34.8M, tax-effected at 25.1%, totaling $26.1M divided by 73.0M diluted shares outstanding.
2 ERC benefit (credit plus interest, net of professional fees) of $37.5M, tax-effected at 25.1%, totaling $28.1M divided by 73.0M diluted shares outstanding.
3 Previously reported Genesis charge of $2.7M, tax-effected at 25.1%, totaling $2.0M divided by 73.0M diluted shares outstanding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” “intend” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation, general liability and auto insurance; the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; the impacts of past or future cyber attacks or breaches; global events including ongoing international conflicts; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2024 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers undergoing restructurings, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results have been in the past and could in the future be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting net cash flow from operations (excluding the impact of payroll accrual), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding items impacting comparability (“Adjusted EBITDA”). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl
President and Chief Executive Officer

Vikas Singh
Executive Vice President and Chief Financial Officer

Matthew J. McKee
Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$464,338	$428,149	$1,370,491	$1,277,870
Operating costs and expenses:
Cost of services	367,933	364,730	1,203,157	1,108,383
Selling, general and administrative	50,541	46,888	144,670	138,236
Income from operations	45,864	16,531	22,664	31,251
Other income, net	11,444	2,277	16,650	6,885
Income before income taxes	57,308	18,808	39,314	38,136

Income tax provision	14,355	4,778	11,499	10,585
Net income	$42,953	$14,030	$27,815	$27,551

Basic income per common share	$0.59	$0.19	$0.38	$0.37

Diluted income per common share	$0.59	$0.19	$0.38	$0.37

Basic weighted average number of common shares outstanding	72,237	73,687	73,019	73,822

Diluted weighted average number of common shares outstanding	72,966	73,926	73,505	74,007

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$124,388	$56,776
Restricted cash equivalents	32	3,355
Marketable securities, at fair value	53,073	50,535
Restricted marketable securities, at fair value	30,013	25,105
Accounts receivable, net	288,521	330,907
Notes receivable — short-term, net	25,406	51,429
Other current assets	59,200	38,545
Total current assets	580,633	556,652

Property and equipment, net	26,927	28,198
Notes receivable — long-term, net	28,351	41,054
Goodwill	80,059	75,529
Other intangible assets, net	7,614	9,442
Deferred compensation funding	55,391	49,639
Other assets	25,324	42,258
Total assets	$804,299	$802,772

Accrued insurance claims — current	$23,763	$25,148
Other current liabilities	171,881	167,399
Total current liabilities	195,644	192,547

Accrued insurance claims — long-term	49,138	51,869
Deferred compensation liability — long-term	55,648	50,011
Lease liability — long-term	6,217	8,033
Other long-term liabilities	1,650	385

Stockholders' equity	496,002	499,927
Total liabilities and stockholders' equity	$804,299	$802,772

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP net income to EBITDA and Adjusted EBITDA (in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP net income	$42,953	$14,030	$27,815	$27,551
Income tax provision	14,355	4,778	11,499	10,585
Interest, net	(7,546)	(6)	(11,731)	132
Depreciation and amortization(1)	4,029	3,773	12,908	10,983
EBITDA	$53,791	$22,575	$40,491	$49,251
Share-based compensation	2,602	2,231	8,881	6,828
Adjusted EBITDA	$56,393	$24,806	$49,372	$56,079
Adjusted EBITDA as a percentage of revenue	12.1%	5.8%	3.6%	4.4%

Reconciliation of GAAP cash flows provided by (used in) operations to cash flows from operations (excluding the change in payroll accrual)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP cash flows provided by (used in) operations	$71,293	$4,312	$127,581	$(5,402)
Accrued payroll(2)	15,799	14,682	134	12,820
Cash flows from operations (excluding the change in payroll accrual)	$87,092	$18,994	$127,715	$7,418

1.Includes right-of-use asset depreciation of $2.1 million and $6.3 million for the three and nine months ended September 30, 2025, and $2.0 million and $5.8 million for the three and nine months ended September 30, 2024.
2.The accrued payroll adjustment reflects changes in accrued payroll for the three and nine months ended September 30, 2025 and 2024. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly cash flow performance.